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                                                                    EXHIBIT 99.4

                               CONSENT OF PERSON
                                   ABOUT TO
                               BECOME A DIRECTOR

     I, Wolfram H. Blume, do hereby consent to the use in the Registration Statement on Form S-4 of OrCAD, Inc., a Delaware corporation, to which this consent is filed as an exhibit, of my name as a person who is about to become a director.

     IN WITNESS WHEREOF, the undersigned has executed this consent on this 5th day of December, 1997.


                                        /s/ Wolfram H. Blume
                                        _______________________________________
                                        Wolfram H. Blume